UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities

Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

On August 3, 2018 MBT Financial Corp. (the “Company”) amended its Change in Control Agreement with its President and CEO, H. Douglas Chaffin, and its severance agreements with its other NEOs. The changes are summarized and the agreements, as amended, are summarized in paragraph A below. In addition, on August 3, 2018, the Company amended The Monroe Bank & Trust Supplemental Executive Retirement Agreement with Mr. Chaffin (the “SERP”). The changes to the SERP are summarized and the agreement, as amended, are summarized in paragraph B below.

A.     Summary of Changes to the Company’s Change in Control Agreement with Mr. Chaffin and the Severance Agreements with the Company’s other Named Executive Officers.

On August 3, 2018, the Company amended its Change in Control Agreement with its President and CEO, H. Douglas Chaffin and amended its agreements providing for severance pay in connection with termination of employment without cause for its other named executive officers (“NEOs”) as follows:

Scott E. McKelvey, MBT Wayne County Regional President

Thomas G. Myers, Executive Vice President, Chief Lending Manager

Audrey Mistor, Executive Vice President and Wealth Group Manager

John L. Skibski, Executive Vice President and Chief Financial Officer

The definition of what constitutes a “Change in Control” under both Mr. Chaffin’s Change in Control Agreement and the severance agreements with other NEOs was amended to increase the required minimum change of ownership of the Company that would constitute a Change in Control under the respective agreements from “at least 35 percent” to “more than 50 percent” of the total voting power of the stock of the Company.

The amendments also increased Mr. Chaffin’s benefit in the event of a transaction constituting a Change in Control and that results in a benefit payment from one times the sum of his base pay and his prior years’ bonus, to two times such amount, subject to the other terms and conditions of the agreement. The amendments to the severance agreements of the other NEOs increased the amount of benefit in the event of a termination without cause from one times base pay to one and one half times base pay.With respect to a qualifying termination in connection with a Change in Control the amendment increased the benefit from one times the sum of base pay plus the average of the prior three years bonus received by the executive, to one and one half times such amounts.

The amendment of Mr. Chaffin’s Change in Control Agreement also eliminated the provision requiring reimbursement of any excise taxes imposed under the provisions of Sections 280G and 4999 of the Internal Revenue Code and replaced that provision with a provision that requires that the amount of the payments provided for in the agreement will be reduced in an amount which eliminates any and all excise tax to be imposed under Sections 280G and 4999 of the Internal Revenue Code.

Summary of Mr. Chaffin’s Change in Control Agreement, as amended.

The terms of the Change in Control Agreement provide that in the event of a Change in Control of the Company as defined in the agreement, Mr. Chaffin is entitled to a severance payment in the event of his termination, without cause, equal to two times his annual compensation, which is defined to include his then current salary plus his previous year’s cash bonus. The severance payment is also payable in the event of his involuntary termination of employment or demotion within two years of the Change in Control, or his voluntary termination during the period beginning six months following the Change in Control and ending nine months after the Change in Control. In addition, Mr. Chaffin is entitled under the terms of the agreement to receive certain health, disability, dental, life insurance and other benefits for a one-year period following a Change in Control. The agreement also provides confidentiality obligations on the part of Mr. Chaffin and obligates him not to compete with the Company for a period of one year after termination of employment, regardless of the reason for termination.

Mr. Chaffin’s Change in Control Agreement includes a provision that requires that the amount of the payments provided for in the agreement will be reduced in an amount which eliminates any and all excise tax to be imposed under Sections 280G and 4999 of the Internal Revenue Code.

Summary of the Other NEO Severance Agreements, as amended.

In the event the Company terminates the employment of the executive, without cause, prior to a Change in Control as that term is defined in the agreement, the executive is entitled to receive as severance pay one and one-half times his or her base salary. In the event of a termination of employment, for any reason, within one year after a Change in Control, the executive is entitled to severance pay equal to one and one half times the sum of his or her base salary plus his or her average cash bonus for the prior three year period. Under the terms of the agreements, severance payments are payable as follows. If a qualifying termination occurs prior to a Change in Control, 50% of the severance payment is disbursed in a lump sum upon termination, with the remaining amount payable over the twelve months immediately following termination. In the event the qualifying termination occurs within one year following a Change in Control, the entire severance payment is due within ten days after the executive’s termination. In addition, the Company is obligated to pay the COBRA premiums for the continuation of healthcare benefits for the executive and his or her eligible dependents for the twelve month period following termination of employment. The agreement also provides confidentiality obligations on the part of the executives and obligates them not to compete with the Company for a period of one year after termination of employment, regardless of the reason for termination.

The severance agreement includes a provision that requires that the amount of the payments provided for in the agreement will be reduced in an amount which eliminates any and all excise tax to be imposed under Sections 280G and 4999 of the Internal Revenue Code.

The above represents a summary only. Reference is made to the agreements for the full terms of the agreements. Mr. Chaffin’s amended Change in Control Agreement is attached as Exhibit 10.1 and the form of the amended agreement with the other NEOs, which are all identical, is attached hereto as Exhibit 10.2.

B.     Summary of the Changes to The Monroe Bank & Trust Supplemental Retirement Agreement with H. Douglas Chaffin.

On August 3, 2018, Monroe Bank & Trust (the “Bank”), a subsidiary of the Company amended its Supplemental Executive Retirement Agreement with H. Douglas Chaffin, President & Chief Executive Officer of the Bank and the Company (the “SERP”).

The amendment changed the retirement benefit calculation by removing the fixed offset of $20,939 that was added in a previous amendment to reflect Mr. Chaffin’s prior voluntary elimination, during the financial crisis that began in 2007, of the benefit accrual under the SERP for the 2010 plan year and to provide a uniform approach to calculation of the retirement benefit by elimination of a separate calculation for retirement prior to age 65. Additional minor amendments were made that were technical in nature which did not provide for any change in the level of benefit to the Executive.

Summary of The Monroe Bank & Trust Supplemental Executive Retirement Agreement (the “SERP”) for the benefit of Mr. Chaffin, as amended.

The Company has established The Monroe Bank & Trust Supplemental Executive Retirement Agreement for the benefit of Mr. Chaffin. The agreement provides for payment of a supplemental retirement benefit equal to 65% of Mr. Chaffin’s annual base salary at retirement reduced by 50% of the executive’s Primary Social Security Benefit and the life annuity value of accumulated employer contributions in Mr. Chaffin’s account balance under the Monroe Bank Retirement Plan. The resulting annual benefit amount is converted into 12 equal monthly amounts and paid monthly for 120 months.

The above represents a summary only. Reference is made to the agreement for the SERP plan full terms, which is attached as Exhibit 10.3.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

10.1	Amended and Restated Change in Control Agreement with H. Douglas Chaffin

10.2	Form of Severance Agreement with Mr. Scott E. McKelvey, Thomas G. Myers, Audrey Mistor and John L. Skibski

10.3	The Monroe Bank & Trust Supplemental Executive Retirement Agreement with H. Douglas Chaffin, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: August 7, 2018	By:	/s/ John L. Skibski
John L. Skibski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amended and Restated Change in Control Agreement with H. Douglas Chaffin

10.2	Form of Severance Agreement with Mr. Scott E. McKelvey, Thomas G. Myers, Audrey Mistor and John L. Skibski

10.3	The Monroe Bank & Trust Supplemental Executive Retirement Agreement with H. Douglas Chaffin, as amended.